Exhibit 99.1

                                  PRESS RELEASE

FOR IMMEDIATE RELEASE

                       CAPITAL GOLD SECURES LISTING ON THE
                             TORONTO STOCK EXCHANGE


NEW YORK, March 21, 2006 - Capital Gold Corporation (TSX: CGC; OTC/BB:CGLD) has been advised by the Toronto Stock Exchange ("TSX") that effective at the opening of trading on Wednesday, March 22, 2006, the shares of common stock of Capital Gold Corp will be listed for trading under the symbol "CGC". Trading in the shares will be in Canadian funds. The Company's shares also are quoted in US funds on the OTC Bulletin Board under the symbol "CGLD".

In making the announcement today, Chairman Gifford Dieterle said "We are delighted to have secured a listing on the TSX. It marks the successful completion of months of careful planning, and is a crucial part of our corporate strategy in achieving greater exposure among institutional and retail investors. We intend, now, to go on to generate a broader shareholder base".

Capital Gold has begun construction of its El Chanate gold mining project in northern Sonora, Mexico.

      Recent Highlights

      o The Company has negotiated a commitment for a Senior Project Finance Facility from Standard Bank PLC for up to US$12 million.

      o Successful equity raisings have ensured over US$10 million cash on hand.

      o     Feasibility Study updated in October 2005.

      o Capital costs are estimated at US$17.8 million, which includes US$2.1 million in working capital, with average operating cash costs of US$259 per ounce.

      o     All required permits are in place.

      o Exploration drilling on both the El Chanate and El Charro trends is currently planned during the second half of 2006.

"Our company has never been stronger or as well prepared. We have the resources and the management team to take the fullest advantage of the many opportunities for growth that the El Chanate project affords us" Dieterle said.


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Further information about Capital Gold and the El Chanate project is available on the Company's website, www.capitalgoldcorp.com

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Statements in this press release, other than statements of historical information, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from those projected or suggested due to certain risks and uncertainties, some of which are described below. Such forward-looking statements include comments regarding the establishment and estimates of mineral reserves and non-reserve mineralized material, future increases in mineral reserves, the recovery of any mineral reserves, construction cost estimates, construction completion dates, equipment requirements and costs, production, production commencement dates, grade, processing capacity, potential mine life, results of feasibility studies, development, costs and expenditures. Factors that could cause actual results to differ materially include timing of and unexpected events during construction, expansion and start-up; variations in ore grade, tons mined, crushed or milled; delay or failure to receive board or government approvals; timing and availability of external financing on acceptable terms for equipment, construction, working capital and other purposes; the availability of adequate power and water supplies; the availability of adequate mining equipment; technical, permitting, mining or processing issues, and fluctuations in gold price and costs. There can be no assurance that future developments affecting the Company will be those anticipated by management.

The forecasts contained in this press release constitute management's current estimates, as of the date of this press release, with respect to the matters covered thereby. We expect that these estimates will change as new information is received and that actual results will vary from these estimates, possibly by material amounts. While we may elect to update these estimates at any time, we do not undertake to update any estimate at any particular time or in response to any particular event. Investors and others should not assume that any forecasts in this press release represent management's estimate as of any date other than the date of this press release. Additional information concerning certain risks and uncertainties that could cause actual, results to differ materially from that projected or suggested is contained in the Company's filings with the Securities and Exchange Commission (SEC) over the past 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

Contact:
Jeff Pritchard, VP-Corporate Relations                   Tel: (212) 344-2785
Capital Gold Corporation                                 Fax: (212) 344-4537
Email: investorrelations@capitalgoldcorp.com
Website:

Media Inquiries
Victor Webb/Madlene Olson                                Tel: (212) 684-6601
Marston Webb International                               Fax: (212) 725-4709
Email: marwebint@cs.com


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